EXHIBIT 99.6


                       Report of Management on Compliance

We, as members of management of The First National Bank of Atlanta (the "Company"), a wholly-owned subsidiary of Wachovia Corporation, are responsible for complying with the requirements of Sections 3.2, 3.4, 4.2 and 4.3 of the Pooling and Servicing Agreement between the Company and The Bank of New York dated as of October 26, 1995 ("the Agreement") and Section 7, Article IV of the Series 1995-1 Supplement to the Pooling and Servicing Agreement dated October 26, 1995 (the "Supplement"). We also are responsible for establishing and maintaining effective internal control over compliance with the Agreement and Supplement. We have performed an evaluation of the Company's compliance with the requirements of the Agreement and Supplement during the period November 1, 1997 through October 31, 1998. Based on this evaluation, we assert that during the period November 1, 1997 through October 31, 1998 the Company complied with the requirements of the Agreement and Supplement.




                                             Charles Hegarty
                                             ----------------------------------
                                             Charles Hegarty
                                             President
                                             The First National Bank of Atlanta


                                             Cecile Bazaz
                                             ----------------------------------
                                             Cecile Bazaz
                                             Senior Vice President
                                             The First National Bank of Atlanta



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